EXHIBIT 3.2                    State of Delaware                          PAGE 1
                          Office of the Secretary of State

                           --------------------------






           I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

                "RAS LIQUIDATING, INC.", A FLORIDA CORPORATION,

           WITH AND INTO "RAS ACQUISITION CORP." UNDER THE NAME OF "RAS ACQUISITION CORP.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SEVENTEENTH DAY OF MAY, A.D. 2000, AT 12 O'CLOCK P.M.


           A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.






                                  [STATE SEAL]


                                             /S/ EDWARD J. FREEL
                                             ----------------------
                                             Edward J. Freel, Secretary of State
3224563 8100M
                                           AUTHENTICATION:    0443704
001250906                                  DATE:              05-17-00



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                              CERTIFICATE OF MERGER


                                     Merging

                              RAS LIQUIDATING, INC.
                             (a Florida corporation)

                                  with and into


                             RAS ACQUISITION CORP.,
                            (a Delaware corporation)


The undersigned Corporation DOES HEREBY CERTIFY:

           FIRST- That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

                         Name                           State of Incorporation
                RAS Liquidating, Inc.                           Florida
                RAS Acquisition Corp.                           Delaware

           SECOND: That an Agreement and Plan of Merger (the "Plan of Merger") between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

           THIRD: That the name of the surviving corporation of the merger is RAS Acquisition Corp., a Delaware corporation.

           FOURTH: The Certificate of Incorporation and Bylaws of RAS Acquisition Corp., a Delaware corporation, which is the surviving corporation, shall continue in full force and effect as the Certificate of Incorporation and Bylaws of the surviving corporation.

           FIFTH: That the executed Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 7701 Las Colinas Ridge, Suite 250, Irving, Texas 75063,


           SIXTH: That a copy of the Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.



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Dated May 10, 2000.


RAS ACQLUSITION CORP.,
a Delaware corporation


By: TIMOTHY P. HALTER
    -------------------
    Timothy P. Halter, President

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